EXHIBIT 99.1

Braemar Hotels & Resorts
Second Quarter 2019 Conference Call
August 1, 2019
10 a.m. CT

Introductory Comments - Jordan Jennings

Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the second quarter of 2019 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on July 31, 2019 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.

I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction - Richard Stockton

Good morning and thank you for joining us to discuss our second quarter results.

In the second quarter, we continued to make progress on our portfolio realignment strategy, including completing the conversion of The Notary Hotel and revealing the name of The Clancy, our San Francisco Autograph property.

We are excited about the meaningful progress we are making and believe the continued execution of this strategy will lead to solid growth and strong financial performance for the company going forward.

Our acquisition of the Ritz-Carlton Lake Tahoe in January of this year was our first purchase to utilize the ERFP program with Ashford Inc. We have received $10.3 million from Ashford Inc. related to that acquisition. We anticipate that the ERFP funding will increase our returns on this acquisition from a projected 10% to 12% unlevered IRR. We continue to be excited about the prospects for this acquisition as the hotel’s performance during the first six months of this year has significantly exceeded our expectations with RevPAR growth of 23.3% over the prior year period.

Let me now turn to our second quarter results.

For the second quarter, Comparable RevPAR for all hotels declined by 2.3%, while Comparable RevPAR for hotels not under renovation decreased 1.9%. Our portfolio was negatively impacted by the weak Seattle market and the renovation disruption at The Notary. If you exclude those two properties, Comparable RevPAR growth for the portfolio was positive at 0.8%. We reported Adjusted EBITDAre of $32.8 million and AFFO per share of $0.42 for the quarter. Our overall portfolio trailing 12-month Comparable RevPAR of $231 continues to be the highest in the lodging REIT sector.

During the quarter, we continued to actively manage our insurance recoveries at the Ritz-Carlton St. Thomas related to Hurricane Irma. We are working closely with our insurers both to seek recoveries for physical damage to the hotel as well as to minimize the impact to the property’s P&L through BI insurance recoveries, which totaled $6.6 million in the quarter. We expect recoveries to continue at least through our planned reopening, which remains on track for the fourth quarter 2019. We have opened reservations starting December 1st and will allow earlier bookings as the completion date approaches. The market has lost approximately 35% of its rooms inventory, positioning us well for a strong ramp up. Quoted rates at the property are approximately 10% higher than pre-hurricane levels.

We are also pleased with the progress we have made on the conversions of our Courtyard Philadelphia and Courtyard San Francisco properties to Autograph Collection hotels. On July 17th we announced the opening of the converted Courtyard Philadelphia as The Notary Hotel, an Autograph Collection property. Located in Downtown Philadelphia, the property underwent a $20 million plus renovation and features 499 guest rooms and over 10,000 square feet of conference space throughout 12 event rooms.

We also recently announced the rebranding of the Courtyard San Francisco to The Clancy, an Autograph Collection property. Expected to be completed in January 2020, The Clancy is ideally situated in San Francisco’s vibrant South of Market district, which has established itself as a hub for international visitors, regional day-trippers and locals enjoying music, art, multimedia and a technology-driven culture. The hotel, which features 410 guest rooms and almost 10,000 square feet of meeting space, is within walking distance of notable attractions including Moscone Convention Center, Oracle Park, Union Square, Yerba Buena Gardens and the Metreon Complex. During the second quarter, we reported 4.6% RevPAR growth at the hotel even while the property was under renovation, which when combined with only modest supply growth and the recent reopening of the expanded Moscone Convention Center near the hotel, continues to fuel our excitement for the upcoming repositioning of this property.

Thus far, we have spent approximately $37 million on these conversions and anticipate spending an additional $20 million during the remainder of 2019 and the first quarter of 2020.

On the capital markets front, as a result of our recent financing activity over the last year, we continue to have a very attractive maturity schedule. Our next hard maturity is not until March 2020, and is an amount representing less than 10% of our assets.

We have also been active on the investor relations front. During the remainder of 2019, we will continue to get out on the road to meet with investors to communicate our strategy and the attractiveness of an investment in our platform. We will have our annual Investor Day in New York City on October 3rd and hope to see many of you there.

We believe we have made great progress executing on our strategy this past quarter, and we are optimistic about the upcoming performance of the portfolio, as demand continues to be strong in our markets, with limited new supply. We also continue to believe there are several unique stories in our portfolio that could result in RevPAR performance in excess of the broader market.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Richard.

As Richard mentioned, during the second quarter, we recognized $6.6 million of business interruption income for the Ritz-Carlton St. Thomas, which is reflected in the Other Hotel Revenue line of our Income Statement. These insurance recoveries related to the months of March 2019 through May 2019, and we expect business interruption income to continue until at least the re-opening of the hotel as a Ritz-Carlton, which is anticipated to occur in the fourth quarter of this year. As a reminder, in the prior year quarter, we recorded business interruption income of $5.2 million at the Ritz-Carlton St. Thomas, $172,000 at Bardessono, $19,000 at Hotel Yountville, and $3.3 million for the Tampa Renaissance for lost profits related to the BP Deepwater Horizon oils spill in the Gulf of Mexico in 2010, for a total of $8.7 million.

For the second quarter of 2019, we reported a net loss attributable to common stockholders of $7.0 million or $0.22 per diluted share, and we reported AFFO per diluted share of $0.42.

Adjusted EBITDAre for the quarter was $32.8 million.

At quarter’s end, we had total assets of $1.8 billion. We had $1.1 billion of mortgage loans, of which $49 million related to our joint venture partner's share of the loan on the Capital Hilton and Hilton La Jolla Torrey Pines. Our total combined loans had a blended average interest rate of 4.7%. Our loans are entirely floating rate, and the vast majority have interest rate caps in place. As of the end of the second quarter, we had approximately 49% net debt to gross assets and our trailing 12-month fixed charge coverage ratio was approximately 1.6x. Our next loan maturity is not until March 2020. Our cash and cash equivalents at the end of the quarter was $80 million with an additional $70 million of restricted cash. The majority of that restricted cash is earmarked for capex projects including our Autograph conversions, so we have already set aside a significant amount of the capex we plan to spend in 2019. We also ended the quarter with net working capital of $75 million.

As of June 30, 2019, our portfolio consisted of 13 hotels with 3,484 net rooms.

Our share count currently stands at 37.7 million fully diluted shares outstanding, which is comprised of 32.9 million shares of common stock and 4.8 million OP units. In our financial results, we include approximately 6.6 million shares in our fully diluted share count associated with our Series B convertible preferred stock.

With regard to dividends, the Board of Directors declared a second quarter 2019 cash dividend of $0.16 per share, or $0.64 per diluted share on an annualized basis. This equates to an annual yield of approximately 7% based on yesterday’s stock price.

I’d also like to point out that during the quarter we booked a $1.7 million property tax refund at our Park Hyatt Beaver Creek, which related to the 2017 and 2018 tax years. Our asset management team aggressively appeals our property tax assessments and we are pleased to report this significant refund.

This concludes our financial review. I’d now like to turn it over to Jeremy to discuss our asset management activities for the quarter.

Asset Management - Jeremy Welter
Thank you, Deric.

Comparable RevPAR for our portfolio decreased 2.3% during the second quarter. Comparable RevPAR for our hotels not under renovation decreased 1.9%. This RevPAR decrease led to a gap of 0.7 percentage points relative to our hotels’ submarket chain scales. Despite revenue contracting, second quarter Hotel EBITDA flow-through for the entire portfolio was 60%. Year-to-date, Comparable RevPAR has grown 0.3%. Easter occurring later in April 2019 hurt April this year relative to 2018.

The Pier House Resort did not show any signs of suffering from the Easter shift and was our portfolio’s best performing asset during the second quarter. On our call last quarter, we mentioned Pier House’s strong group pace, which led to Comparable RevPAR growth of 6.5% during the second quarter. This robust RevPAR growth resulted in Pier House increasing its share relative to both the Key West, Florida submarket and the Florida Keys market by 2.9 and 1.9 percentage points, respectively. As the Key West market continues to recover from Hurricane Irma, we strategically increased length-of-stay restrictions for our OTA business, especially on weekends, in order to drive higher-rated retail and AAA business. This strategy worked as evidenced by the hotel’s 4.6% rate growth during the second quarter. Year-to-date, Comparable RevPAR has grown a robust 8.5%. During the second quarter, Hotel EBITDA grew 18.2%, or $485,000, resulting in a 9.2% increase in Hotel EBITDA margin and 100% Hotel EBITDA flow-through.

Not far behind the Pier House Resort, the iconic Hilton La Jolla Torrey Pines also performed well during the second quarter. Comparable RevPAR grew 4.4%, driven by strong rate growth of 5.7%. This RevPAR growth represents 5.3 and 4.6 percentage-point growth relative to the Upper Upscale San Diego, California market class and Upscale and above chains in the San Diego/La Jolla, California submarket, respectively. Last year, a lot of emphasis was placed on attracting groups for the second quarter of 2019, and the strategy was successfully brought to fruition by means of more corporate meetings as well as convention and association business. Because of the increased group business, banquet revenues grew substantially, leading to Food and Beverage Revenue increasing by $880,000. This cost-effective banquet business also led to the Food and Beverage Department Profit margin increasing 54.2%. Hotel EBITDA increased 23.0%, Hotel EBITDA margin increased 10.5%, and Hotel EBITDA flow-through was 63%. Year-to-date, Hotel EBITDA flow-through has been an even stronger 68%.

The successful conversion of the Courtyard Philadelphia Downtown to The Notary Hotel, a member of Marriott’s Autograph Collection, occurred a couple of weeks ago on July 16. In conjunction with the conversion, the new restaurant and bar opened, serving a local twist on Spanish tapas. In the common areas, Premier Project Management used a combination of original finishes coupled with new historic collections, including antique typewriters, bronze art sculptures, and a neon sculpture in the lobby vestibule. Given the ongoing renovation, Comparable RevPAR during the second quarter did suffer and decreased 13.1%; however, the hotel is positioned well for growth during the second half of 2019.

In addition to The Notary Hotel, I wanted to quickly touch on a number of our hotels that faced unique obstacles during the second quarter. Comparable RevPAR at The Marriott Seattle Waterfront decreased 12.7% driven by fewer citywides compared to 2018 and the opening of the 1,200-room Hyatt Regency in December 2018. Group and airline crew at the hotel were also both down. This RevPAR decrease was actually less than the decrease for Upscale and above chains in the Seattle CBD submarket and the hotel’s competitors by 1.8 and 1.4 percentage points, respectively. Also, comparable RevPAR at the Park Hyatt Beaver Creek decreased 21.9% due to a number of factors, including the commencement of the lobby renovation on April 8 and GM and Director of Sales turnover during the quarter. Despite these hurdles, Hotel EBITDA actually grew $1.2 million with Hotel EBITDA flow-through of 268%. Finally, the Hotel Yountville had Comparable RevPAR decrease 7.5% during the second quarter. The hotel continues to feel the impact of the similarly-priced Villagio and Vintage supply in the market. In particular, group business at our hotel was down. Again, despite the topline decrease, Hotel EBITDA grew, with Hotel EBITDA margin increasing 3.3% and Hotel EBITDA flow-through at 109%.

Looking ahead a few more months, we continue to be excited about the Courtyard San Francisco Downtown and its upcoming conversion to the Autograph Collection, under the name The Clancy. The lobby, restaurant, bar, and coffee shop are all shut down with Premier Project Management focusing on minimizing impact to guests during the conversion renovations. The hotel’s performance continues to be strong; Comparable RevPAR grew 4.6% during the second quarter, driven by 3.5% rate growth. This RevPAR growth represents increases of 5.8 and 3.3 percentage points relative to Upscale and above chains in the San Francisco Market St. submarket and the San Francisco/San Mateo market, respectively. Occupancy during the second quarter reached 92.4%, driven by nearly double the citywide business in the market relative to the second quarter of 2018. Hotel EBITDA flow-through was also strong at 100%. Year-to-date, Comparable RevPAR growth has been 15.9% and Hotel EBITDA has increased by $891,000. The soon-to-be Clancy remains on track to complete its conversion in January 2020.

I will now turn to capital investment. During 2019, we will continue to invest in our portfolio in order to maintain competitiveness. In total, we estimate spending approximately $80-$90 million in capital expenditures during the year excluding insurance. As I mentioned, we recently completed the conversion of the Courtyard Philadelphia Downtown to The Notary Hotel, which is now part of Marriott’s Autograph Collection. We continue to make capital expenditures comprised predominantly of the strategic acceleration of capital projects in order to mitigate renovation impact-specifically, pulling forward additional amenity enhancements at the Ritz-Carlton St. Thomas while the resort is under renovation and work related to the Courtyard San Francisco Downtown, which will be completed early next year. Finally, we have identified highly accretive opportunities to add additional keys within our portfolio. Specifically, we will be adding 10 keys at the Ritz-Carlton Sarasota, 2 keys at the Hilton La Jolla Torrey Pines, and completing work on the 3-key presidential villa at Bardessono.

Construction at the Ritz-Carlton St. Thomas remains on track for an expected opening by the end of the year. Building D is nearly complete, with the five other lodging buildings progressing on schedule. Construction of the family pool is underway. Reservations as a Ritz-Carlton are open for December 1,

2019 and beyond, and that date could move up as we gain more certainty on the remaining timeline. The U.S. Virgin Islands are primed for strong growth going forward. The St. Thomas airport is 100% operational and in the final stages of planning a $230 million renovation and expansion. Most island attractions and amenities are at or near 100% of pre-storm capacity; however, lodging supply is trailing at roughly 65%, providing ample growth potential for our hotel.

We are currently experiencing some favorable supply dynamics, not only with the Ritz-Carlton St. Thomas, but throughout our portfolio. Over the past two years, our portfolio’s markets have experienced slightly greater than 3% annual supply growth. We estimate this number to reduce to roughly 2% annually over the next two years. Recently, we have seen how our hotels’ performance can benefit from modest supply growth. Specifically, supply growth has been muted in the San Diego; San Francisco; Chicago; and Florida Keys markets, all markets in which our hotels have performed well.

Although group bookings generally represent only 25% of our rooms revenue, looking forward, our group pace for full year 2020 is 4%.

I will now hand it back to Richard.

Richard Stockton

Thank you, Jeremy.

We are pleased with our second quarter performance and continue to believe Braemar is well positioned for strong growth in the second half of 2019. While industry forecasts remain muted, demand continues to be strong in our markets with limited new supply, and our specific portfolio of investments has a number of unique stories that should allow us to continue to drive material RevPAR growth and increased profitability.

This concludes our prepared remarks, and we will now open the call up for Q&A.

<Q&A>

Richard Stockton

We would like to thank you all for joining us on our second quarter earnings call today. We hope to see you at our Investor Day in New York on October 3rd, and we look forward to speaking with you again on our next call.